SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 8, 2009

                        MERIDIAN INTERSTATE BANCORP, INC.
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               (Exact Name of Registrant as Specified in Charter)

        Massachusetts                  001-33898                20-4652200
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(State or Other Jurisdiction     (Commission File No.)     (I.R.S. Employer
 of Incorporation)                                          Identification No.)


10 Meridian Street, East Boston, Massachusetts                    02128
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:  (617) 567-1500
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.     Entry into a Material Definitive Agreement

     On December 8, 2009, Meridian Interstate Bancorp, Inc., the parent company of East Boston Savings Bank, entered into an amendment to the Agreement and Plan of Merger (the "Merger Agreement") with Mt. Washington Cooperative Bank ("Mt. Washington"). Pursuant to the Merger Agreement, Mt. Washington will merge with and into East Boston Savings Bank. As a result of the amendment, the deadline for completing the merger has been extended until January 8, 2010.

     The foregoing summary of the amendment to the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01.     Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired. Not applicable.
     (b) Pro Forma Financial Information. Not applicable.
     (c) Shell Company Transactions. Not applicable.
     (d) Exhibits.

               Exhibit 2 Amendment No. 1 to Agreement and Plan of Merger, dated as of December 8, 2009, by and among Meridian Financial Services, Incorporated, Meridian Interstate Bancorp, Inc., East Boston Savings Bank and Mt. Washington Cooperative Bank


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        MERIDIAN INTERSTATE BANCORP, INC.



DATE: December 10, 2009             By: /s/ Richard J. Gavegnano
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                                        Richard J. Gavegnano
                                        Chairman and Chief Executive Officer